EXHIBIT NO. 24





INDEPENDENT AUDITORS' CONSENT


Ogden Projects, Inc.:

We consent to the incorporation by reference in Registration Statement No. 33-31935 of Ogden Projects, Inc. on Form S-8 of our reports dated February 2, 1994 (which express an unqualified opinion and include an explanatory paragraph relating to the adoption of Statement of Financial Accounting Standards No. 109) appearing or incorporated by reference in this Annual Report on Form 10-K of Ogden Projects, Inc. for the year ended December 31, 1993.


/s/Deloitte & Touche

March 28, 1994